                                                                   EXHIBIT 10.30


                           VENDOR CONTRACTS AGREEMENT

     THIS VENDOR CONTRACTS AGREEMENT, dated as of July 21, 1998, (this "Agreement"), is made by and between THE ADVISORY BOARD COMPANY, a Maryland corporation ("ABC") and THE CORPORATE EXECUTIVE BOARD COMPANY (formerly known as the Corporate Advisory Board Company), a Delaware corporation ("CEB").

     WHEREAS, ABC and CEB are parties to a Vendor Contracts Agreement, dated October 31, 1997 (the "Original Agreement");

     WHEREAS, ABC and CEB desire to amend and restate the Original Agreement, among other things, to extend the term of the Original Agreement through October 31, 1998;

     WHEREAS, the parties hereto desire to amend, modify and restate the Original Agreement in accordance with the foregoing; and

     WHEREAS, the parties hereto amend and restate the following recitals:

                                    RECITALS
                                    --------

     A. ABC and CEB have entered into a Distribution Agreement dated as of October 31, 1997 (the "Distribution Agreement"), providing for the contribution by ABC of the Transferred Business to CEB.

     B. Following the Contribution, subject to the conditions set forth in the Distribution Agreement, all issued and outstanding shares of capital stock of CEB were distributed to the Sole Stockholder.

     C. In the interest of an orderly transition with respect to the transfer of the Transferred Business to CEB and certain third-party vendor contracts relating thereto (the "Vendor Contracts"), the parties desire to provide for (i) the provision during the Transition Period of services pursuant to the Vendor Contracts (the "Vendor Services") to CEB or ABC as appropriate and (ii) the appropriate allocation of related costs and expenses relating to such Vendor Services.

     The parties agree as follows:

     1.  Definitions.  Unless the context otherwise requires, capitalized
         -----------
terms not otherwise defined herein shall have the respective meanings given to them in the Distribution Agreement.

     2.  Vendor Services.
         ---------------

         (a) The Vendor Contracts are set forth in Attachment 1 hereto. Subject to the terms of this Agreement, upon the written request setting forth additional or amended Vendor Services to be provided to CEB made by an Executive Vice President of CEB or a person designated to act on his behalf in an instrument executed by such CEB Executive Vice President

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and delivered to ABC, ABC shall provide, or cause provision, to CEB of each of the Vendor Services with respect to the Transferred Business in the manner and to the same general extent as such Vendor Services have been provided to ABC in connection with the Transferred Business before the Contribution.

     (b) Costs and expenses relating to Vendor Contracts shall be allocated as shall be determined by the parties as follows or as otherwise shall be mutually agreed in writing by the parties:

          (i) Segregate Vendor Contract Invoices: If invoices relating to Vendor Services can be divided to reflect properly the Vendor Services provided to ABC and CEB, respectively, such invoices shall be segregated and paid directly by the appropriate party to whom the related Vendor Services were provided.

          (ii) Reimburse ABC: In the event that invoices relating to Vendor Services cannot be segregated and paid as described in subparagraph
          (i) above, CEB shall pay its allocated share directly or reimburse ABC for Vendor Services provided to CEB pursuant to this Agreement as set forth in Attachment 1.

   3.  Term.  Except with respect to Section 6, the term of this Agreement
       ----
shall be two (2) years commencing on October 31, 1997 (the "Term"). CEB shall have the right to terminate a Vendor Service or Vendor Services upon sixty (60) days prior written notice to ABC. Termination of one or more Vendor Services by CEB shall not affect the obligation of ABC to furnish all other Services for the remainder of the Term.

   4.  Nondisclosure.  In the event that, during the Term and in connection
       -------------
with a party's performance of its obligations hereunder, either party shall receive information concerning the other party hereto which the receiving party knows, or has reason to believe, is confidential or proprietary to the party to whom such information relates, the party receiving such information shall take all reasonable steps to (a) protect and hold such information in confidence and prevent its disclosure to third parties unless such third parties are under a duty of confidentiality to the party to which such information relates; and (b) restrict its use to those purposes consented to in writing by the party to whom such information relates; provided, however, that the party receiving such information shall not be required to protect or hold in confidence any information or data which (i) is or becomes available to the public without the fault of the receiving party, (ii) is independently developed by the receiving party, (iii) is disclosed to the receiving party by a third party known to the receiving party not to be under any duty of confidentiality to the party to whom such information relates with respect to such information or (iv) except as may otherwise be required by law. This Section 4 shall not limit the obligation of the parties under the Distribution Agreement to provide access to records after the date hereof.

   5.  Limitation on Liability.  ABC's liability to CEB in connection with
       -----------------------
this Agreement and the Vendor Services to be provided by ABC shall be limited to actual damages arising from ABC's gross negligence or willful misconduct in the performance of its duties and responsibilities hereunder; provided, however, that, in no event shall ABC be liable for any incidental or consequential damages.

   6.  Indemnity.
       ---------

     (a) ABC agrees to defend, indemnify and hold CEB and its officers, directors, employees and agents harmless from and against all liabilities, losses, claims, damages and expenses of any nature, including reasonable attorneys' fees, that are reasonably incurred by CEB arising out of the performance of the Services hereunder, except where such liability, loss, claim, damage or expense shall have been caused by CEB's gross negligence or willful misconduct in the performance of its duties and responsibilities hereunder.

     (b) CEB agrees to defend, indemnify and hold ABC and its officers, directors, employees and agents harmless from and against all liabilities, losses, claims, damages and expenses of any nature, including reasonable attorneys' fees, that are reasonably incurred by ABC arising out of the performance of the Services hereunder, except where such liability, loss, claim, damage or expense shall have been caused by ABC's gross negligence or willful misconduct in the performance of its duties and responsibilities hereunder.

   7.  Mutual Cooperation.  ABC and CEB will provide each other with
       ------------------
information and assistance reasonably necessary to investigate, defend or prosecute any claims, suits, charges, including but not limited to equal employment opportunity, workers compensation, insurance and similar claims brought by or against ABC or CEB relating to either of their businesses. This provision shall survive termination of this Agreement.

   8.  Third Party Rights.  Nothing in this Agreement, express or implied,
       ------------------
is intended to confer upon any person (including, without limitation, employees), other than the parties hereto and their respective successors and assigns, any rights or remedies of any nature whatsoever under or by reason of this Agreement.

   9.  Relationship of Parties.  Nothing in this Agreement shall be deemed or
       -----------------------
construed by the parties or any third party as creating the relationship of principal and agent, partnership or joint venture between the parties, it being understood and agreed that no provision contained herein, and no act of the parties, shall be deemed to create any relationship between the parties other than the relationship of independent contractor nor be deemed to vest any rights, interest or claims in any third parties.

   10.  Successor and Assigns.  This Agreement shall inure to the benefit of
        ---------------------
and be binding upon the respective successors and assigns of the parties hereto, provided that this Agreement may not be assigned by either of the parties hereto without the prior written consent of the other.

   11.  Notices.  All notices and other communications required or permitted
        -------
to be given under this Agreement shall be in writing and shall be deemed to have been duly given if delivered by hand or mailed, postage prepaid or by certified or registered mail, and addressed to the applicable party at the respective addresses set forth in the Distribution Agreement (or at such other address for a party as shall be specified by a like notice).

   12.  Governing Law.  The validity, enforceability and performance of this
        -------------
Agreement shall be governed by and construed in accordance with the laws of the State of Maryland (excluding its choice of law rules).

   13.  Entire Agreement.  The parties intend that the terms of this Agreement,
        ----------------
including the attached schedules, shall be the final expression of their agreement with respect to the subject matter hereof and may not be contradicted by evidence of any prior or contemporaneous agreement. The parties further intend that this Agreement shall constitute the complete and exclusive statement of its terms and that no extrinsic evidence whatsoever may be introduced in any judicial, administrative or other legal proceedings involving this Agreement.

   14.  Counterparts.  This Agreement may be executed in counterparts, each of
        ------------
which shall be deemed an original, but all of which taken together shall constitute one and the same instrument.

   15.  Headings.  The headings used in this Agreement are inserted for
        --------
convenience of reference only and shall not affect the meaning or interpretation of any provision of this Agreement.

   16.  Amendments and Waivers.  This Agreement may not be amended except
        ----------------------
upon the written consent of all of the parties. By an instrument in writing, any party may waive compliance by any other party with any term or provision of this Agreement that such other party was or is obligated to comply with or perform, provided, however, that such waiver shall not operate as a waiver of, or estoppel with respect to, any other or subsequent failure. No failure to exercise and no delay in exercising any right, remedy, or power hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy, or power hereunder preclude any other or further exercise thereof or the exercise of any other right remedy, or power provided herein or by law or in equity. The waiver by any party of the time for performance of any act or condition hereunder does not constitute a waiver of the act or condition itself.

   17.  Expenses.  Whether or not the transactions contemplated in this
        --------
Agreement are consummated, unless specifically provided otherwise in this Agreement (including all Schedules hereto), each party shall bear and pay all expenses incurred by it or on its behalf in connection with the preparation of this Agreement and consummation of the transactions described herein.

   18.  Severability.  If any provision of this Agreement, or the application
        ------------
thereof to any person, place or circumstance, shall be held by a court of competent jurisdiction to be void, invalid or unenforceable, the remainder of this Agreement and such provisions as applied to other persons, places or circumstances shall remain in full force and effect.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized officers as of the date first above written.


                              THE ADVISORY BOARD COMPANY,
                              a Maryland corporation

                              By:
                                  -----------------------------------

                              Its:
                                   ----------------------------------

                              THE CORPORATE EXECUTIVE BOARD
                              COMPANY, a Delaware corporation

                              By:
                                  -----------------------------------

                              Its:
                                   ----------------------------------

                                  ATTACHMENT 1

                                VENDOR CONTRACTS

ADVISORY BOARD COMPANY
EXTERNAL VENDOR SUMMARY

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
                                  Nature of          Will Split
            Vendor                 Services           Billing?                 If not, Billing Methodology
-------------------------   ----------------------   ----------   ------------------------------------------------------
UPS                         Package Delivery            Yes

Corporate Express           Office Supplies             Yes

XBS                         Office Management            No       XBS contract costs will be charged on copy volume

PMDS                        Bulk Shipping/Order        Yes/No     Book inventory currently commingled.  Storage
                            Fulfillment/Storage                   costs will be split based on volume stored.

Resourcenet                 Office Supplies              No       Paper for copiers will be charged based on
                                                                  anticipated user.

Worldcom                    Long Distance                No       Data for long distance usage will be gathered by ABC

Bell Atlantic               Local Telephone              No       Local phone charges will be split on a per user basis

Mead Data                   Info. Resources              No       Research charges will be split on a per user basis

JKE                         Printing                    Yes

Arthur Andersen             Audit/Tax/Consulting        Yes

Legal Firms                 Legal                       Yes

Dell                        Computer Purchases           No       Capital Expenditures split based on user

Comp USA                    Computer Equipment           No       Capital Expenditures split based on user

Microsoft                   Software                     No       Capital Expenditures split based on user

Ritz Carlton/Four Seasons   Meeting Space               Yes

Ikon                        Meeting Binders, Misc.      Yes

Corporate Visions           Meeting Binders             Yes

New York Life               Health Insurance            Yes

Unum                        Disability                  Yes

ADP                         Payroll Services            Yes